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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                           -------------------------

                                       OF
                                       --

                        ANNALY MORTGAGE MANAGEMENT, INC.
                        --------------------------------



                                   ARTICLE I

     The undersigned, Jacqueline D. Andersen, whose address is 32 South Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, and with the intention of forming a corporation, does hereby form a corporation under the General Laws of the State of Maryland.


                                   ARTICLE II

     The name of the corporation (which is hereinafter called the "Corporation") is:


                        Annaly Mortgage Management, Inc.


                                  ARTICLE III

     The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Maryland General Corporation Law, as amended from time to time.


                                   ARTICLE IV

     The present address of the principal office of the Corporation in the State of Maryland is:

               The Corporation Trust Incorporated
               32 South Street
               Baltimore, Maryland  21202
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                                   ARTICLE V

          The name and address of the resident agent of the Corporation in the State of Maryland are:

               The Corporation Trust Incorporated
               32 South Street
               Baltimore, Maryland  21202

Said resident agent is a Maryland corporation actually residing in the State of Maryland.


                                   ARTICLE VI

          A. The total number of shares of stock of all classes which the Corporation has authority to issue is one hundred million (100,000,000) shares of capital stock, par value one cent ($0.01) per share, amounting in aggregate par value to one million dollars ($1,000,000). All of such shares are initially classified as "Common Stock." The Board of Directors may classify and reclassify any unissued shares of Common Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

          B. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation.

          (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of capital stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

          (2) Subject to the provisions of law and any preferences of any class of capital stock hereafter classified or reclassified, dividends, including dividends payable in shares of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

          (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of capital stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, shall be entitled, together with the holders of any other class of capital stock hereafter classified or reclassified not having a preference on distributions in the liquidation,

                                       2
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dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

          C. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such capital stock into a class or classes of preferred stock, preference stock, special stock, or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

          (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph.

          (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of capital stock, and the status of any such dividends as cumulative, cumulative to a limited extent or noncumulative and as participating or nonparticipating.

          (3) Whether or not shares of such class or series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights.

          (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

          (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                                       3

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          (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of capital stock.

          (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any capital stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

          (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

          D. For the purposes hereof and of any Articles Supplementary hereto providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such Articles or document), any class or series of capital stock of the Corporation shall be deemed to rank:

          (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

          (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

          (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                                       4
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                                  ARTICLE VII

          The number of Directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the by-laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are:

                    Michael A. J. Farrell
                    Timothy J. Guba
                    Wellington J. St. Claire


                                  ARTICLE VIII

          Except as may otherwise be provided by the Board of Directors of the Corporation, no holder of any shares of the stock of the Corporation shall have any preemptive or preferential right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.


                                   ARTICLE IX

          The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

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                                   ARTICLE X

          To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.


                                   ARTICLE XI

          Section 1.     Definitions.  For the purposes of this Article XI, the
                         -----------
following terms shall have the following meanings:

          "Beneficial Ownership" shall mean ownership of Capital Stock by a Person either directly or constructively through the application of section 544 of the Code, as modified by sections 856(h)(l)(B) and 856(h)(3)(A) of the Code and determined without respect to whether such ownership has the effect of meeting the stock ownership requirement of section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Owning," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

          "Beneficiary" shall mean the beneficiary of the Trust as determined pursuant to Section 9 of this Article XI.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Capital Stock" shall mean stock that is either Common Stock, Preferred Stock or any other class of capital stock of the Corporation classified or reclassified pursuant to Article VI or this Article XI.

          "Excess Securities" shall have the meaning set forth in Section 4 of this Article XI.

          "Initial Public Offering" shall mean the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

          "Market Price" for any class of Capital Stock shall mean the last reported sales price reported on the New York Stock Exchange of such Capital Stock, on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange,

                                       6

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the last reported sales price of such Capital Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Capital Stock may be traded, or if not then traded over any exchange or quotation system, then the market price of the Capital Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

          "NYSE" shall mean the New York Stock Exchange.

          "Ownership Limit" shall mean the Beneficial Ownership of 9.8%, in number of shares or value, of each class of outstanding Capital Stock of the Corporation, and after adjustment as set forth in Section 11 of this Article XI, shall mean such greater or lesser percentage of the outstanding Capital Stock as so adjusted. The number and value of shares of the outstanding Capital Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in section 642(c) of the Code, association, private foundation within the meaning of section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participated in a public offering or private placement of Capital Stock for a period of 90 days following the purchase by such underwriter of such Capital Stock.

          "Purported Transferee" shall mean, with respect to any purported Transfer which results in Excess Securities, the purported transferee who would have acquired shares of Capital Stock, if such Transfer had been valid under
Section 2 of this Article XI.

          "REIT" shall mean a real estate investment trust as defined under section 856 of the Code.

          "Restriction Termination Date" shall mean the first day of the taxable year as to which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock, but excluding the actual conversion or exchange of such securities or rights into Capital Stock and (c) any transfer or other disposition of any interest in Capital Stock as a result of a change in the martial status of the holder thereof), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

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

          "Trust" shall mean the trust created pursuant to Section 6 of this
Article XI.

          "Trustee" shall mean a banking institution designated by the Corporation as trustee for the Trust that is unaffiliated with either the Corporation or the Purported Transferee.

          Section 2.     Ownership Limitation.
                         --------------------

          (A) Except as provided in Section 12 of this Article XI, from the earlier of (x) the date of the Initial Public Offering or (y) January 1, 1998, and until the Restriction Termination Date, no Person shall Beneficially Own any class of shares of the outstanding Capital Stock in excess of the Ownership Limit.

          (B) Except as provided in Section 12 of this Article XI, from the earlier of (x) the date of the Initial Public Offering or (y) January 1, 1998, and until the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning any class of Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Capital Stock representing Beneficial Ownership of shares of any class of Capital Stock in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Capital Stock.

          (C) Except as provided in Section 12 of this Article XI, from the earlier of (x) the date of the Initial Public Offering or (y) January 1, 1998, and until the Restriction Termination Date, any Transfer that, if effective, would result in the Capital Stock being beneficially owned (as provided in section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Capital Stock which would be otherwise beneficially owned (as provided in section 856(a) of the Code) by the intended transferee; and the intended transferee shall acquire no rights in such shares of Capital Stock.

          (D) From the earlier of (x) the date of the Initial Public Offering or (y) January 1, 1998, and until the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of section 856(h) of the Code shall be void ab initio as to the Transfer of such shares of Capital Stock which would cause the Corporation to be "closely held" within the meaning of section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Capital Stock.

          (E) Until the Restriction Termination Date, any Transfer that, if effective, would result in disqualification of the Corporation as a REIT shall be void ab initio as to the Transfer of such shares of Capital Stock; and the intended transferee shall acquire no rights in such shares of Capital Stock.

          (F) Nothing contained herein shall impair the settlement of transactions entered into on the facilities of the NYSE or any other exchange or quotation system on which shares of Capital Stock are traded.

          Section 3.     Prevention of Transfer.  If the Board of Directors or
                         ----------------------
its designee shall at any time determine in good faith that a purported Transfer has taken place in violation of Section 2 of this Article XI (whether or not such Transfer is a result of a transaction entered into through the facilities of the NYSE or any other exchange or quotation system on which shares of Capital Stock are traded) or that a Person intends to acquire or Transfer or has attempted to acquire or Transfer Beneficial Ownership of Capital Stock of the Corporation in violation of Section 2, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any purported Transfers in
                      --------  -------
violation of this Article XI shall automatically result in the designation and treatment described in this Article XI, irrespective of any action (or non-action) by the Board of Directors.

          Section 4.     Excess Securities.  If at any time after the earlier of
                         -----------------
(x) the date of the Initial Public Offering or (y) January 1, 1998 and before the Restriction Termination Date there is a purported Transfer or other change in the capital structure of the Corporation such that (x) any Person would Benefically Own Capital Stock in excess of the applicable Ownership Limit and
(y) any provision of Section 2 of this Article XI or any application of such provision is determined to be void, invalid, or unenforceable by any court having jurisdiction over the issue, then, except as otherwise provided in
Section 12 of this Article XI, such shares of Capital Stock representing Beneficial Ownership of shares of Capital Stock in excess of such Ownership Limit (rounded up to the nearest whole share) shall constitute "Excess Securities" and be treated as provided in this Article XI. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure;

provided, however, subject to the provisions of Section 12, shares of Capital
--------  -------
Stock held by an underwriter in a public offering or private placement of shares, or in a transaction involving the issuance of shares by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will make a timely distribution of such shares to or among other holders such that, following such distribution, none of such securities will be Excess Securities, shall not constitute Excess Securities.

          Section 5.  Notice to Corporation.  Any Person who acquires shares of
                      ---------------------
Capital Stock in violation of Section 2 of this Article XI, or any Person who is a Purported Transferee such that Excess Securities results under Section 4 of this Article XI, shall immediately give written notice or, in the event of a proposed or attempted Transfer that would violate Section 2 of this Article XI, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

          Section 6.  Trust for Excess Securities.  All Excess Securities shall
                      ---------------------------
be transferred by operation of law to the Trustee of a Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Securities may later be transferred pursuant to Section 9 of this Article XI. Excess Securities that constitute Capital Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Transferee shall have no rights in any Excess Securities.

          Section 7.  No Distribution for Excess Securities.  The Trustee, as
                      -------------------------------------
holder of Excess Securities, shall pay any distributions (including dividends or distributions upon liquidation, dissolution or winding up) to the Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been purportedly Transferred so as to be deemed Excess Securities shall be paid to the Trust for the exclusive benefit of the Beneficiary.

          Section 8.  No Voting or Exercise Rights for Excess Securities.  The
                      --------------------------------------------------
Trustee, as holder of Excess Securities, shall not be entitled to vote on any matter and shall not be entitled to exercise or convert any such securities into shares of Capital Stock.

          Section 9.  Transfer of Excess Securities.  The Trustee shall
                      -----------------------------
designate as beneficiary an organization described in sections 170(b)(1)(A) or 170(c) of the Code (a "Beneficiary") of an interest in the Trust (representing the number of shares (as the case may be) of Excess Securities held by the Trust attributable to a purported Transfer that resulted in the Excess Securities), provided, the Excess Securities held in the Trust would not be Excess Securities in the hands of such Beneficiary. The Trust may transfer shares of Excess Securities if such shares of Capital Stock do not constitute Excess Securities in the hands of the new owner. Upon such a transfer, the Purported Transferee shall receive a price for such Excess Securities equal to the lesser of (i) the price per share such Purported Transferee paid for the Capital Stock in the purported Transfer that resulted in the Excess Securities (or, if the Purported Transferee did not give value for such Excess Securities (through a gift, devise or other transaction), a price per share equal to the Market Price for the shares of the Excess Securities on the date of the purported Transfer that resulted in the Excess Securities), or (ii) the price per share for the Excess Securities received by the Trust from the sale or other disposition of the Excess Securities to the new owner.

          If any of the foregoing restrictions on transfer of Excess Securities are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Securities and to hold such Excess Securities on behalf of the Corporation.

          Section 10.  Information for Corporation.  Until the Restriction
                       ---------------------------
Termination Date:

          (A) Every record owner of more than 5.0% (during any period in which the number of stockholders of record is 2,000 or more) or 1% (during any period in which the number of stockholders of record is greater than 200 but less than 2,000) or 1/2% (during any period in which the number of stockholders is 200 or less) of the number or value of the outstanding shares of Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record owner, the number of shares Beneficially Owned, and a description of how such shares are held. Each such record owner shall also provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

          (B) Each Person who is a Beneficial Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information that the Corporation may reasonably request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency, or to determine any such compliance.

          Section 11.  Increase in Ownership Limit.  The Board of Directors may
                       ---------------------------
from time to time increase or decrease the Ownership Limit; provided, however,
                                                            --------  -------
that:

          (A) Any decrease may be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

          (B) The Ownership Limit may not be increased if, after giving effect to such increase, five Beneficial Owners of Common Stock could Beneficially Own, in the aggregate, more than 50.0% in value of the shares of Capital Stock then outstanding; and

          (C) Prior to the modification of the Ownership Limit the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

          Section 12.  Waivers by Board.  The Board of Directors, upon receipt
                       ----------------
of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Directors and upon at least 15 days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit and upon such other conditions as the Board of Directors may direct, may waive the Ownership Limit with respect to such transferee.

          Section 13.  Legend.  All certificates for shares of Capital Stock
                       ------
shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles of Incorporation.

          Section 14.  Other Action by Board.  Subject to Section 2(F) of this
                       ---------------------
Article XI, nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to preserve the Corporation's status as a REIT.

          Section 15.  Ambiguities.  Subject to Section 2(F) of this Article XI,
                       -----------
in the case of an ambiguity in the application of any of the provisions of this
Article XI, including any definition contained in Section 1, the Board of Directors shall have the power to determine the application of the provisions of this Article XI with respect to any situation based on the facts known to it.

          Section 16.  Severability.  If any provisions of this Article XI or
                       ------------
any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.


                                  ARTICLE XII

          The Corporation hereby expressly elects not to be governed by the provisions of Section 3-602 of the Maryland General Corporation Law.


                                  ARTICLE XIII

          Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the charter.


                                  ARTICLE XIV

          The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                                   ARTICLE XV

          The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, or any of its outstanding stock by classification, reclassification or otherwise.


                                  ARTICLE XVI

          The enumeration and definition of particular powers of the Board of Directors included in the foregoing Articles shall in no way be limited or restricted by reference to or inference from the terms of any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.


                                  ARTICLE XVII

          The duration of the Corporation shall be perpetual.


          IN WITNESS WHEREOF, I have signed these Articles of Incorporation and hereby acknowledge the same to be my act.

          Dated the 25 day of  November,  1996.



                                         /S/  Jacqueline D. Andersen
                                         ---------------------------

                                                Jacqueline D. Andersen